Exhibit 99.1

For Immediate Release

Investor Contact: MKR Group Inc. Todd Kehrli or Jim Byers (323) 468-2300 meet@mkr-group.com

MeetMe Reports Second Quarter 2014 Financial Results

Second Quarter Mobile Revenue Increased 114% Year-Over-Year

Adjusted EBITDA Increased 93% Year-Over-Year To $740,000 In Second Quarter

NEW HOPE, Pa., August 4, 2014 – MeetMe, Inc. (NASDAQ: MEET), the public market leader for social discovery, today reported financial results for its second quarter ended June 30, 2014.

Second Quarter 2014 Financial Highlights

●	Total revenue was $10.7 million, up 13% from the second quarter of 2013.
●	Mobile revenue was $5.6 million, up 114% from the second quarter of 2013.
●	Mobile revenue represented nearly 53% of total revenue, the highest proportion in MeetMe’s history.
●	Mobile average revenue per user (ARPU) was $2.19, up 123% from $0.98 in the second quarter of 2013, and exceeded web ARPU of $1.28 for the third consecutive quarter.
●	Mobile average revenue per daily active user (ARPDAU) was $0.074, up 100% from $0.037 in the second quarter of 2013.
●

Adjusted EBITDA was $740,400 compared to $384,000 in the second quarter of 2013. For the second quarter, the Company reported a net loss of $1.4 million compared to a net loss of $2.1 million for the second quarter of 2013. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

●

Cash and Cash Equivalents totaled $5.8 million at June 30, 2014. Following the close of the quarter the Company completed an equity offering which provided the Company with net proceeds of $10.5 million.

Geoff Cook, Chief Executive Officer of MeetMe, said:

“Our mobile traffic and our financial results in the second quarter demonstrate the gathering momentum in the business. We made considerable progress in the quarter against our primary goal of increasing mobile daily active users, ending the quarter with 864,000 daily active users in June, up 12% versus the Q1 average. Our team is committed to making MeetMe the leading platform for finding new mobile chat partners, and we look forward to continuing to execute against an ambitious product pipeline to grow engagement and continue to expand our audience.”

David Clark, Chief Financial Officer of MeetMe, added:

“For the first time in our history, due to 114% year over year growth, mobile revenue represents the majority of revenue generated in the quarter. This demonstrates the success of our mobile monetization strategy implemented last year. In addition we recently strengthened our balance sheet with a completed equity offering, which provided the Company with net proceeds of $10.5 million.”

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss second quarter 2014 financial results today, August 4, 2014 at 11:30 a.m. Eastern time. To access the call dial 888-481-2877 (+1 719-325-2484 outside the United States) and when prompted provide the passcode “MeetMe” to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.meetmecorp.com and a replay of the webcast will be available for 90 days.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 80 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, and Android in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our business will continue gathering momentum, whether and to what extent we will increase mobile daily active users in the future, whether we make MeetMe the leading platform for finding new mobile chat partners, whether we can successfully implement our product pipeline to grow engagement and expand our audience, whether mobile revenue will continue to constitute the majority of our total revenue, and whether our mobile monetization strategy will continue to be successful. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2013 and the Prospectus Supplement (Rule 424(b)(5)) filed on July 24, 2014. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

MEETME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited) June 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,838,757	$6,330,532
Accounts receivable, net of allowance of $628,000 and $495,000, at June 30, 2014 and December 31, 2013, respectively	7,420,244	10,136,929
Prepaid expenses and other current assets	655,401	597,133
Total current assets	13,914,402	17,064,594

Goodwill	70,646,036	70,646,036
Property and equipment, net	1,899,266	2,871,800
Intangible assets, net	3,808,775	4,787,941
Other assets	164,627	205,869
TOTAL ASSETS	$90,433,106	$95,576,240

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,234,907	$3,331,484
Accrued liabilities	2,356,130	3,262,327
Current portion of capital lease obligations	901,346	928,181
Current portion of long-term debt	2,071,267	2,333,966
Deferred revenue	235,740	275,761
Total current liabilities	8,799,390	10,131,719

Long-term capital lease obligation, less current portion, net	310,196	713,699
Long-term debt, less current portion, net	1,454,433	2,102,842
Other Liabilities	819,500	819,930
TOTAL LIABILITIES	$11,383,519	$13,768,190

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, authorized - 5,000,000 Shares; Convertible Preferrred Stock Series A-1, $.001 par value; authorized - 1,000,000 shares; 1,000,000 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	$1,000	$1,000
Common stock, $.001 par value; authorized - 100,000,000 Shares; 38,971,200 and 38,477,359 shares issued and outstanding at June 30, 2014 and Decmber 31, 2013, respectively	38,975	38,481
Additional paid-in capital	284,558,884	282,496,996
Accumulated deficit	(204,971,194)	(200,110,075)
Accumulated other comprehensive income	(578,078)	(618,352)
Total stockholders' equity	79,049,587	81,808,050

Total liabilities and stockholders' equity	$90,433,106	$95,576,240

See notes to condensed consolidated financial statements included in the June 30, 2014 10-Q filing.

MEETME , INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues	$10,687,330	$9,482,960	$20,190,834	$17,288,592

Operating Costs and Expenses:
Sales and marketing	1,935,678	1,542,977	4,094,766	3,529,670
Product development and content	6,855,739	6,342,576	13,713,179	12,726,020
General and administrative	2,194,138	1,822,300	4,123,783	4,222,559
Depreciation and amortization	1,079,932	1,089,043	2,165,391	2,171,987
Acquisition and restructuring costs	-	646,479	120,202	2,540,896
Loss on debt restructure	-	-	-	1,174,269
Total Operating Costs and Expenses	12,065,487	11,443,375	24,217,321	26,365,401

Loss from Operations	(1,378,157)	(1,960,415)	(4,026,487)	(9,076,809)

Other Income (Expense):
Interest income	549	3,097	1,715	5,353
Interest expense	(241,643)	(141,728)	(661,886)	(355,568)
Change in warrant liability	181,493	-	(174,461)	-
Total Other Income (Expense)	(59,601)	(138,631)	(834,632)	(350,215)

Loss before Income Taxes	(1,437,758)	(2,099,046)	(4,861,119)	(9,427,024)
Income taxes	-	-	-	-
Net Loss	(1,437,758)	(2,099,046)	(4,861,119)	(9,427,024)
Preferred stock dividends	-	-	-	-
Net Loss Allocable to Common Stockholders	$(1,437,758)	$(2,099,046)	$(4,861,119)	$(9,427,024)

Basic and diluted losses per Common Stockholders	$(0.04)	$(0.05)	$(0.13)	$(0.25)
Basic and diluted weighted average shares outstanding	38,798,706	38,127,737	38,649,766	37,749,772

Net Loss	(1,437,758)	(2,099,046)	(4,861,119)	(9,427,024)
Foreign currency translation adjustment	12,573	(45,741)	40,274	(28,414)
COMPREHENSIVE LOSS	(1,425,185)	(2,144,787)	(4,820,845)	(9,455,438)

See notes to condensed consolidated financial statements included in the June 30, 2014 10-Q filing.

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION of GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITIDA

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net Income (Loss) from Continuing Operations	$(1,437,758)	$(2,099,046)	$(4,861,119)	$(9,427,024)

Interest expense	241,643	141,728	661,886	355,568
Change in warrant liability	(181,493)	-	174,461	-
Depreciation and amortization	1,079,932	1,089,043	2,165,391	2,171,987
Amortization of stock based compensation	1,038,101	605,776	1,979,388	1,910,924
Acquisition and restructuring costs	-	646,479	120,202	2,540,896
Loss on debt restructure	-	-	-	1,174,269
Adjusted EBITDA	$740,425	$383,980	$240,209	$(1,273,380)

GAAP basic and diluted net income (loss) per common shareholders	$(0.04)	$(0.05)	$(0.13)	$(0.25)
Basic adjusted EBITDA per common shareholders	$0.02	$0.01	$0.01	$(0.03)
Diluted adjusted EBITDA per common shareholders	$0.02	$0.01	$0.01	$(0.03)

Weighted average number of shares outstanding, Basic	38,798,706	38,127,737	38,649,766	37,749,772
Weighted average number of shares outstanding, Diluted	42,271,469	40,064,802	42,227,631	37,749,772